Exhibit 99.9

OUR PROPERTIES

Our properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Below are descriptions of our significant properties, as well as the significant properties that we expect to acquire as part of the Exxon acquisition.

Our Current Properties

Main Pass 61 Field.  We operate and have a 100% working interest in the Main Pass 61 field, located near the mouth of the Mississippi River in approximately 90 feet of water on OCS blocks Main Pass 60, 61, 62 and 63. The field was discovered by Pogo in 2000, and has produced in excess of 45 MMBOE since production first began in 2002, from four Upper Miocene sands. The primary producer is the J-6 Sand, which consists of a series of stratigraphic traps, located along regional south dip, in a normal pressure environment. The two larger J-6 Sand stratigraphic pods are black oil reservoirs that are being waterflooded to maximize recovery. There are 20 producing wells and three major production platforms located throughout the field. Since acquiring the field in mid 2007, we have has drilled five wells and two sidetracks, performed two rig recompletions, and added acreage via the OCS lease sale. The field’s average net production for the quarter ended September 30, 2010 of 7.0 MBOED, accounting for approximately 27% of our net production for the quarter. Net proved reserves for the field, which is our largest based upon net proved reserves, were 89% oil at June 30, 2010.

South Timbalier 21 Field.  We operate and have a 100% working interest in the South Timbalier 21 field, located six miles offshore of Lafourche Parish, Louisiana in approximately 50 feet of water on OCS blocks South Timbalier 21, 22, 23, 27 and 28, as well as on two state leases. The field is bounded on the north by a major Miocene expansion fault. Miocene sands are trapped structurally and stratigraphically from 7,000 feet to 15,000 feet in depth. Minor faulting that is secondary to the major normal fault separates hydrocarbon accumulations into individual compartments. The field was discovered by Gulf Oil in the late 1950s and has produced in excess of 320 MMBOE since production first began in 1957. There are 10 major production platforms and 61 smaller structures located throughout the field. Since acquiring the field on June 1, 2006, implemented field projects include 19 drill wells and 15 rig workovers in this field. The field’s average net production for the quarter ended September 30, 2010 was 3.5 MBOED, accounting for approximately 14% of our net production for the quarter. Net proved reserves for the field, which is our second largest based upon net proved reserves, were 76% oil at June 30, 2010.

Viosca Knoll 1003 Field.  We have a 33.3% working interest in the Viosca Knoll 1003 field, which is operated by Newfield Exploration is located in 4,482 feet of water and is a one-well field development completed in the Tex W Sand. The well is a subsea tie-back to Viosca Knoll 823 (Virgo Field) located 19.6 miles away and our net proved reserves at June 30, 2010 were 51% oil. First production began in October 2009 and the field’s average net production for the quarter ended September 30, 2010 was 2.5 MBOED.

South Pass 49 Field.  We have a 100% working interest in and operate the South Pass 49 field Unit which is located near the mouth of the Mississippi River in approximately 300 feet of water. The field produces from Lower Pliocene sands which consists of the Discorbis 69 and Discorbis 70 sands, ranging in depth from 8,700 to 9,400 feet, on OCS blocks South Pass 33, 48, and 49. We also have a 57% working interest in and operate all sands located at depths above and below the Discorbis 69 and 70 unit. The field is produced from one central production platform, which was shut in throughout 2009 due to damage sustained to the sales pipelines during Hurricane Gustav in late 2008 and returned back online in February 2010. The field’s average net production for the quarter ended September 30, 2010 was 2.5 MBOED. Net proved reserves for the field were 51% oil at June 30, 2010.

Main Pass 73/74 Field.  We have a 100% working interest and operate the Main Pass 73 field, located in approximately 100 feet of water near the mouth of the Mississippi River and in close proximity to the Main Pass 61 field. This field consists of OCS blocks Main Pass 72, 73, and 74. Production is from the Upper Miocene sands ranging in depths from 5,000 to 12,500 feet. Three producing platforms and one central facility are located throughout the field. We also have ownership in two Petroquest-operated gas-condensate wells on Main Pass 74. Average net production from the complex for the quarter ended September 30, 2010 was 2.8 MBOED. Net proved reserves for the field were 67% oil at June 30, 2010.

East Cameron 334 Field.  We operate and have a 72% working interest in the East Cameron 334 Field located 90 miles South of Cameron, Louisiana in 230 feet of water. The field extends beneath East Cameron Blocks 334, 335, 336 and West Cameron 580 and 601. Discovered in 1972, this is the 29th largest natural gas field on the Gulf of Mexico shelf, having produced one trillion cubic feet equivalent to date from Middle to Lower Pleistocene sands at depths from 7,000 feet to 15,000 feet. The field had been shut-in since August 2008 due to damage that was sustained by Hurricane Gustav and production was restored during February 2010. The field’s average net production for the quarter ended September 30, 2010 was 0.5 MBOED. Net proved reserves were 87% natural gas at June 30, 2010.

Eugene Island 330 Field.  We have a 35% working interest in this Apache operated field in 250 feet of water located 130 miles Southwest of New Orleans. Well depths range from 6,000 to 11,000 feet. Cumulative production from the field is approximately 730 MMBOE. Apache Corporation (“Apache”) recently assumed operatorship of the field, however, Devon Energy Corporation, the former operator, continues to operate the abandonment of the A and C platform/wells damaged by Hurricane Ike and salvage of the platforms which is underway. Production from the 10 remaining wells in the field were restored by Apache in late 2009. The field’s average net production for the quarter ended September 30, 2010 was 0.4 MBOED. Net proved reserves were 82% oil at June 30, 2010.

Cote de Mer Field.  We have a 32.8% working interest in this field and are the operator of this field which is located onshore South Louisiana. The discovery well was drilled to 22,261 feet in March 2009. First production began in October, 2009. The field’s average net production for the quarter ended September 30, 2010 was 0.1 MBOED. Net proved reserves were 98% natural gas at June 30, 2010.

Exxon Properties

The Exxon properties consist of 160 producing wells in nine fields, located in water depths of 470 feet or less. The largest of those fields are described below.

South Timbalier 54 Field.  We will purchase a 100% working interest in the South Timbalier 54 field, located 36 miles offshore of Lafourche Parish, Louisiana in approximately 67 feet of water on OCS. The field was originally discovered in 1955 by Exxon. The field is set up at the confluence of regional and counter/regional fault systems. Pleistocene through Miocene sands are trapped from 4,800’ feet to 17,000’ feet in shallow low relief structures over a deeper seated salt dome and in some combination of structural and stratigraphic traps against salt at depth. Minor faulting separates hydrocarbon accumulations into individual compartments. The field has produced in excess of 132 MMBOE. There are 5 production platforms and 24 active and 19 shut-in wells located throughout the field. The field’s average net production for the quarter ended September 30, 2010 was 5.2 MBOED. Net proved reserves for the field were 59% oil at November 30, 2010.

West Delta 30.  We will purchase a working interest in the West Delta 30 field, located 21 miles offshore of Grand Isle, Louisiana in approximately 45 feet of water on OCS. The working ownership for most wells in this field varies based on unit ownership from 100% to 50% with Maritech being the operator in some wells on the West flank. The field, which was discovered in 1948 by Humble Oil and Refining, is a large Salt Dome. Pleistocene through Upper Miocene sands are trapped structurally by radial faulting on the flanks of the salt piercement. Productive sands range from 2,000 feet to 17,500 feet in depth and generally produce using moderate water drive. Minor faulting that is secondary to the major normal fault separates hydrocarbon accumulations into individual compartments. The field has produced in excess of 780 MMBOE. There are 12 production platforms and 46 active wells located throughout the field. The field’s average net production for the quarter ended September 30, 2010 was 3.8 MBOED. Net proved reserves for the field were 64% oil at November 30, 2010.

West Delta 73.  We will purchase a 100% working interest in the West Delta 73 field, located 28 miles offshore of Grand Isle, Louisiana in approximately 175 feet of water on OCS. The field which was first discovered in 1962 by Humble Oil and Refining, is a large low relief faulted anticline. The field produces from Pleistocene through Upper Miocene aged sands trapped structurally on the high side closures over the large anticlinal feature from 1,500 feet to 13,000 feet. Most reservoirs exhibit weak to moderate water drive. Some pressure depletion production is found in the deeper Upper Miocene. The field has produced in excess of 275 MMBOE. There are 6 production platforms and 27 active wells located throughout the field. The field’s average net production for the quarter ended September 30, 2010 was 2.5 MBOED. Net proved reserves for the field were 71% oil at November 30, 2010.

Grand Isle 43.  We will purchase a 100% working interest in the West Delta Blocks 72 and 93 of Grand Isle 43 field, located 25 miles offshore of Grand Isle, Louisiana in approximately 150 feet of water on OCS. The field was discovered in 1956 by Conoco and production began on West Delta blocks 72 and 93 in 1964. Located on the west flank of West Delta 73 field, the field produces from Pleistocene through Upper Miocene aged sands on a low relief faulted anticline. Productive sands range from 1,300 feet to 13,000 feet in depth. Some pressure depletion production is found in the deeper Upper Miocene sands. Minor faulting that is secondary to the major normal fault separates hydrocarbon accumulations into individual compartments. The field has produced in excess of 629 MMBOE. There is 1 production platform and 7 active and 7 shut-in wells located throughout the field. The field’s average net production for the quarter ended September 30, 2010 was 2.5 MBOED. Net proved reserves for the field were 34% oil at November 30, 2010.

Grand Isle 16/18.  We will purchase a 100% working interest in the Grand Isle 16/18 field, located 7 miles offshore of Lafourche Parish, Louisiana in approximately 50 feet of water on OCS. The field consists of two separate shallow piercment salt domes. Pleistocnene through Miocene Sands are trapped structurally and stratigraphically from 6,000 feet to 13,000 feet in depth against the salt piercments. Radial faulting separates hydrocarbon accumulations into individual compartments. The field has produced in excess of 515 MMBOE. There are 15 production platforms and 39 active and 45 shut-in wells located throughout the field. The field’s average net production for the quarter ended September 30, 2010 was 1.5 MBOED. Net proved reserves for the field were 70% oil at November 30, 2010.